EXHIBIT 23.2

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No 333-_____) pertaining to the Cree, Inc. Fiscal 2002 Stock Option Bonus Plan and the Cree, Inc. 2001 Nonqualified Stock Option Plan of our report dated July 18, 2001, with respect to the consolidated financial statements of Cree, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the fiscal year ended June 24, 2001, filed with the Securities and Exchange Commission.



                                           /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
November 1, 2001